EXHIBIT 4

                       INDUSTRIAL DISTRIBUTION GROUP, INC.

                     FIRST AMENDMENT TO AMENDED AND RESTATED

                          EMPLOYEE STOCK PURCHASE PLAN

         This First Amendment to the Amended and Restated Industrial Distribution Group, Inc. Employee Stock Purchase Plan (the "Amendment") is made as of the 23rd day of March, 2001, by Industrial Distribution Group, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company established the Industrial Distribution Group, Inc. Employee Stock Purchase Plan effective September 19, 1997, which was amended and restated on December 10, 1997 (the "Plan");

         WHEREAS, Section 6.5 of the Plan permits the Board of Directors of the Company to amend the Plan, subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders; and

         WHEREAS, the Board of Directors has authorized and directed, subject to such stockholder approval, to increase by 500,000 the total number of Shares which may be granted or awarded under the Plan.

         NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the Plan is amended as follows:

         1. Section 4.1 is hereby amended by deleting the number "500,000" and replacing it with the number "1,000,000".

         2. This Amendment shall be effective as of the date set forth above. Except as hereby amended, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned does hereby execute this Amendment as of the date set forth above.

                                 INDUSTRIAL DISTRIBUTION GROUP, INC.

                                 By:      /s/ Patrick S. O'Keefe
                                    ------------------------------------------
                                          Patrick S. O'Keefe, President and
                                                     Chief Executive Officer